  Exhibit 99.2

American Resources Corporation Reaffirms Its Commitment to Environmental, Social and Governance Excellence

The Company outlines both its successes as well as its goals and commitments to bring real and lasting positive change to the communities in which it operates

October 29, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / October 29, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation, and socially responsible, supplier of raw materials to the new infrastructure marketplace, today reiterated its future commitment to Environmental, Social and Governance (ESG) initiatives as it expands its operations and business, and provided an overview of the positive impacts the Company has achieved to date.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “By unveiling our comprehensive sustainability plan, our shareholders and stakeholders can begin to understand the immense priority we place upon sustainability and proper environmental stewardship. The team we have built brings a wide breadth of experiences to our Company, enabling us to look at all areas that can drive value to our shareholders and the communities in which we operate. We see the next ten years as an opportunity for us to separate American Resources from the pack as we expand our carbon production, metal recycling and critical elements divisions, while continuing to advance innovation within our industry with a goal of setting the standard for environmental efforts.”

Highlighted ESG achievements since inception include:

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Received environmental bond releases of over 7,000 net impacted acres.

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Efficiently reduced bonded environmental liabilities by over $20,000,000 that were acquired from previously bankrupt companies.

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Eliminated supply chain redundancies and inefficiencies at operations to reduce fuel consumptions and overall waste.

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Received the Sentinels of Safety Award, the nation’s most prestigious award recognizing the nation’s safest mines.

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Average pay for our employees is over 200% more than the minimum wage in the region, with over $45 million in direct payroll paid over the last four years.

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Independent Board with diverse skills and experience including a distinct committee specifically dedicated to environmental and safety.

Jensen continued, “Publishing a one-time ESG policy doesn’t go far enough in terms of our commitment. Therefore, we are committed to routinely updating our shareholders and stakeholders about the real and measurable results from our team’s progress in this effort.”

To see the additional details of the past successes as well as American Resources’ pledge for the future, visit: https://www.americanresourcescorp.com/esg

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation